Exhibit 10.7

AMENDMENT TO

AMENDED AND RESTATED

SECURITIES SUBSCRIPTION AGREEMENT

This AMENDMENT to the AMENDED AND RESTATED SECURITIES SUBSCRIPTION AGREEMENT (this “Amendment”) is entered into as of July 21, 2022 (the “Effective Date”), by and between Mehana Capital LLC, a Delaware limited liability company (the “Subscriber” or “you”), and Pono Capital Two, Inc., a Delaware corporation (the “Company,” “we” or “us”).

WHEREAS, the Parties entered into a Securities Subscription Agreement dated April 13, 2022 (the “Original Agreement”).

WHEREAS, the Parties entered into an Amended and Restated Securities Subscription Agreement dated May 17, 2022 (the “Amended and Restated Agreement”).

WHEREAS, the Parties hereto desire to amend the Amended and Restated Agreement and intend to modify Section 4. Waiver of Liquidation Distributions; Redemption Rights.

NOW, THEREFORE, in consideration of the promises and mutual covenants and conditions contained in this Agreement and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties agree to amend the Amended and Restated Agreement as follows:

1.	Section 4 of the Amended and Restated Agreement is amended by deleting the existing Section 4 and replacing it in its entirety by the following:

Waiver of Liquidation Distributions; Redemption Rights.

4.1 In connection with the Shares purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination as defined in the Company’s Certificate of Incorporation. For purposes of clarity, in the event the Subscriber purchases shares of Class A common stock in the IPO or in the aftermarket (the “Additional Shares”), any additional Shares of Class A common stock so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any shares of common stock, both Shares and Additional Shares, into funds held in the Trust Account upon the successful completion of an initial business combination.

4.2 In connection with the Shares purchased pursuant to this Agreement and the Additional Shares, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account in connection with the approval by the Company’s shareholders of an amendment to the Company’s Certificate of Incorporation: (i) that modifies the substance or timing of the Company’s obligation to provide for the redemption of the Company’s Series A Common shares public shares in connection with an initial business combination or to redeem 100% of our public shares if the Company does not complete its initial business combination within 9 months from the date of the IPO (or up to 18 months from the date of the IPO at the election of the Company pursuant to nine one month extensions subject to satisfaction of certain conditions, including the deposit of up to $300,000 per month or $345,000 per month if the underwriters’ over-allotment option is exercised in full ($0.03 per unit in either case) ; or (ii) with respect to any other material provision relating to stockholders’ rights or pre-initial business combination activity.

2. Scope of Amendment. This Amendment is limited to the matters expressly set forth in Section 1 hereof and, except to the extent expressly set forth in Section 1 hereof, all of the provisions of the Amended and Restated Agreement shall continue in full force and effect,

3. Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the internal Laws of the State of Delaware, without giving effect to principles of conflicts of law.

4. Counterparts’ Facsimile Transmission. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; and it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Pono Capital Two, Inc.

By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

Mehana Capital LLC

By:	/s/ Dustin Shindo
Name:	Dustin Shindo
Title:	Managing Member